Exhibit 5.1

Deloitte LLP 939 Granville Street Vancouver, BC V6Z 1L3 Canada Tel: 604-669-4466 Fax: 778-374-0496 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement (File No. 333-249661) on Form F-10/A (the “Registration Statement”) of our report dated August 10, 2020 relating to the financial statements of Absolute Software Corporation incorporated by reference into the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading “Experts” in such Prospectus.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

October 28, 2020